Exhibit 21.1

SUBSIDIARIES OF INTERNATIONAL SEAWAYS, INC.

The following table lists all subsidiaries of International Seaways, Inc. and all companies in which the registrant directly or indirectly owns at least a 49% interest, except for certain companies and subsidiaries which, if considered in the aggregate as a single entity, would not constitute a significant entity. All of the entities named below are corporations, unless otherwise noted.

Name	Where Incorporated, Organized or Domiciled
International Seaways, Inc.	Marshall Islands
ERN Holdings Inc.	Panama
International Seaways Operating Corporation	Marshall Islands
Africa Tanker Corporation	Marshall Islands
TI Africa Limited	Hong Kong
TI Asia Limited	Hong Kong
Amalia Product Corporation	Marshall Islands
Ambermar Product Carrier Corporation	Marshall Islands
Athens Product Tanker Corporation	Marshall Islands
Batangas Tanker Corporation	Marshall Islands
Caribbean Tanker Corporation	Marshall Islands
Carl Product Corporation	Marshall Islands
Concept Tanker Corporation	Marshall Islands
Delta Aframax Corporation	Marshall Islands
Diamond Chartering, Inc.	Marshall Islands
Eighth Aframax Tanker Corporation	Marshall Islands
Epsilon Aframax Corporation	Marshall Islands
First Pacific Corporation.	Marshall Islands
Front Tobago Shipping Corporation	Marshall Islands
Front President Inc.	Marshall Islands
Hatteras Tanker Corporation	Marshall Islands
Hendricks Chartering, Inc.	Marshall Islands
Henry Chartering, Inc.	Marshall Islands
INSW Ship Management UK Ltd	United Kingdom
International Seaways Ship Management LLC	Delaware (1)
Katsura Tanker Corporation	Marshall Islands
Kimolos Tanker Corporation	Marshall Islands
Kythnos Chartering Corporation	Marshall Islands
Leyte Product Tanker Corporation	Marshall Islands
Liberty Chartering, Inc.	Marshall Islands
Lightering LLC	Liberia (2)
Luxmar Product Tanker Corporation	Marshall Islands
Majestic Tankers Corporation	Marshall Islands
Maple Tanker Corporation	Marshall Islands
Maremar Product Tanker Corporation	Marshall Islands
Milos Product Tanker Corporation	Marshall Islands
Mindanao Tanker Corporation	Marshall Islands
Montauk Tanker Corporation	Marshall Islands
Oak Tanker Corporation	Marshall Islands
Oceania Tanker Corporation	Marshall Islands
OIN Chartering, Inc.	Marshall Islands
OSG Clean Products International, Inc.	Marshall Islands
Clean Products International Ltd.	Marshall Islands

Name	Where Incorporated, Organized or Domiciled
International Seaways, Inc. (continued)
International Seaways Operating Corporation (continued)
Overseas Shipping (GR) Ltd.	Marshall Islands
Alcesmar Limited	Marshall Islands
Alcmar Limited	Marshall Islands
Andromar Limited	Marshall Islands
Antigmar Limited	Marshall Islands
Ariadmar Limited	Marshall Islands
Atalmar Limited	Marshall Islands
Cabo Hellas Limited	Marshall Islands
Cabo Sounion Limited	Marshall Islands
Goldmar Limited	Marshall Islands
Jademar Limited	Marshall Islands
OSG Ship Management (GR) Ltd.	Marshall Islands
Panamax International Ltd.	Marshall Islands
Pearlmar Limited	Marshall Islands
Petromar Limited	Marshall Islands
Reymar Limited	Marshall Islands
Rosemar Limited	Marshall Islands
Rubymar Limited	Marshall Islands
Silvermar Limited	Marshall Islands
Panamax International Shipping Company Ltd.	Marshall Islands
Rich Tanker Corporation	Marshall Islands
Rosalyn Tanker Corporation	Marshall Islands
Sakura Transport Corp.	Marshall Islands
Samar Product Tanker Corporation	Marshall Islands
Seaways Holding Corporation	Marshall Islands
Gener8 Maritime Subsidiary VII Inc.	Marshall Islands
Gener8 Andriotis LLC	Marshall Islands (3)
Gener8 Chiotis LLC	Marshall Islands (3)
Gener8 Miltiades LLC	Marshall Islands (3)
Gener8 Strength LLC	Marshall Islands (3)
Gener8 Success LLC	Marshall Islands (3)
Gener8 Supreme LLC	Marshall Islands (3)
Seaways Shipping Corporation	Marshall Islands
Second Katsura Tanker Corporation	Marshall Islands
Serifos Tanker Corporation	Marshall Islands
Seventh Aframax Tanker Corporation	Marshall Islands
Shirley Aframax Corporation	Marshall Islands
Sifnos Tanker Corporation	Marshall Islands
Sixth Aframax Tanker Corporation	Marshall Islands
Skopelos Product Tanker Corporation	Marshall Islands
Star Chartering Corporation	Marshall Islands
Third United Shipping Corporation	Marshall Islands
Aurora Shipping Corporation	Marshall Islands
First Union Tanker Corporation	Marshall Islands
1372 Tanker Corporation	Marshall Islands
Tokyo Transport Corp.	Marshall Islands
Triton Chartering, Inc.	Marshall Islands

Name	Where Incorporated, Organized or Domiciled
International Seaways, Inc. (continued)
International Seaways Operating Corporation (continued)
Tybee Chartering, Inc.	Marshall Islands
Urban Tanker Corporation	Marshall Islands
View Tanker Corporation	Marshall Islands
OIN Delaware LLC	Delaware (1)
Oleron Tanker S.A.	Panama
OSG Nakilat Corporation	Marshall Islands
Overseas LNG H1 Corporation	Marshall Islands
Overseas LNG H2 Corporation	Marshall Islands
Overseas LNG S1 Corporation	Marshall Islands
Overseas LNG S2 Corporation	Marshall Islands
Ship Paying Corporation No. 3	Liberia

(1) This entity is a Delaware limited liability company.

(2) This entity is a Liberian limited liability company.

(3) This entity is a Marshall Islands limited liability company.